Exhibit 32.1

SSA GLOBAL TECHNOLOGIES, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with SSA Global Technologies, Inc.’s quarterly report on Form 10-Q for the three months ended April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities and Exchange Act of 1934 and does not constitute a part of the quarterly report on Form 10-Q (the Report) accompanying this letter.

Michael Greenough, the Chief Executive Officer of SSA Global Technologies, Inc. and Stephen P. Earhart, the Chief Financial Officer of SSA Global Technologies, Inc. each certifies that:

1.       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.                    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SSA Global Technologies, Inc.

Date:	July 7, 2005	/s/ Michael Greenough

	Name:	Michael Greenough
Chief Executive Officer

Date:	July 7, 2005	/s/ Stephen P. Earhart

	Name:	Stephen P. Earhart
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SSA Global Technologies, Inc. and will be retained by SSA Global Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.